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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                   FORM 8-K

                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                November 24, 1998

                              SERVICE EXPERTS, INC.
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             (Exact name of registrant as specified in its charter)

    Delaware                      001-13037                    62-1639453
----------------              ----------------             -----------------
(State or Other               (Commission File             (I.R.S. Employer
 Jurisdiction of              Number)                      Identification
 Incorporation)                                            Number)

                               Six Cadillac Drive
                                    Suite 400
                           Brentwood, Tennessee 37027
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               (Address of principal executive offices) (Zip Code)

                                 (615) 371-9990
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              (Registrant's telephone number, including area code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5.          OTHER EVENTS

         Service Experts, Inc., a Delaware corporation ("the Company"), is filing this Current Report on Form 8-K to announce its financial results for the month of October 1998. These consolidated results reflect the operations of the Company following consummation of a business combination with Dodge Heating and Air Conditioning, Inc. and DH&A, Inc. (collectively, "Dodge") which was completed on September 24, 1998 and was accounted for as a pooling of interests, as well as other business combinations completed during October 1998 that were accounted for using the purchase method of accounting.

         For the month of October 1998, the Company's consolidated net revenue was $37,277,901 and its consolidated net income was $805,660 or $0.05 per basic share and $0.05 per diluted share. Basic shares outstanding for the month were 17,409,800 shares and diluted shares outstanding were 17,527,239 shares.


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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   November 24, 1998


                                SERVICE EXPERTS


                                By:  /s/ Anthony Schofield
                                     -----------------------------
                                         Chief Financial Officer,
                                         Secretary and Treasurer















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